As filed with the Securities and Exchange Commission on May 14, 2003

                                                    Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                                  RADWARE LTD.
             (Exact name of registrant as specified in its charter)
             Israel                                          None
  (State or other jurisdiction                 (IRS Employer Identification No.)
 of incorporation or organization)

                            22 Raoul Wallenberg St.,
                             Tel Aviv 69710, Israel
                               011-972-3-766-8666
               (Address of principal executive offices) (Zip Code)

                 RADWARE LTD. 2002 EMPLOYEE SHARE PURCHASE PLAN

                            (Full title of the Plan)


                                   Roy Zisapel
                                  Radware Inc.
                         575 Corporate Drive, Suite 205
                            Mahwah, New Jersey 07430
                     (Name and address of agent for service)
                                 (201) 512-9771
          (Telephone Number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE



                                                              Proposed Maximum            Proposed Maximum             Amount of
                                           Amount to be   Offering Price per Share    Aggregate Offering Price     Registration Fee
Title of Securities to be Registered        Registered                  (1)                         (1)                      (2)
------------------------------------------------------------------------------------------------------------------------------------
Radware Ltd. 2002 Employee Share
Purchase
Plan


Ordinary Shares, par value NIS 0.10     300,000 shares (3)            $12.89                    $3,867,000                 $312.85
per share
------------------------------------------------------------------------------------------------------------------------------------

(1) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Ordinary Shares on May 12, 2003, as reported by the Nasdaq National Market.

(2)   $.00008090 multiplied by the proposed maximum aggregate offering price.

(3) Plus such number of ordinary shares of the Registrant, as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

                  Radware Ltd. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

(a) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Commission on April 2, 2002; and

(b)              The description of the Registrant's ordinary shares, par value
                  NIS 0.10 per share, contained in the Registrant's Registration Statement No. 333-10752 on Form F-1 filed with the Commission on September 13, 1999, including any subsequent amendment or report filed for the purpose of updating that description.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel

                  Not applicable.

Item 6.  Indemnification of Directors and Officers

                  Under the Companies Law of the State of Israel (the "Companies Law"), an Israeli company may not exempt an office holder from liability with respect to a breach of his duty of loyalty, but may exempt in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care.

                  Office Holder Insurance

                  Our articles of association provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders with respect to:

o        a breach of his duty of care to us or to another person;

o a breach of his duty of loyalty to us, provided that the office holder acted in good faith and had reasonable cause to assume that his act would not prejudice our interests; or

o financial liability imposed upon him in favor of another person concerning an act performed by him in his capacity as an office holder.

                  Indemnification of Office Holders

                  Our articles of association provide that we may indemnify an on office holder against:

o a financial liability imposed on him in favor of another person by any judgment, including a settlement or an arbitrator's award approved by a court concerning an act performed in his capacity as an office holder; and

o reasonable litigation expenses, including attorneys' fees, expended by the office holder or charged to him by a court, in proceedings we institute against him or instituted on our behalf or by another person, or in a criminal charge from which he was acquitted, or a criminal charge from which he was convicted for a criminal offense that does not require proof of intent, in each case relating to an act performed in his capacity as an office holder.

                  Our articles of association also include the following provisions:

o We are authorized to grant in advance an undertaking to indemnify an office holder, provided that the undertaking is limited to specified events which the board of directors deems to be anticipated and limited in amount determined by the board of directors to be reasonable under the circumstances.

                  We are authorized to indemnify retroactively an office holder.

                  Limitations on Insurance and Indemnification

                  The Companies Law provides that a company may not indemnify an officer holder nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any of the following:

o a breach by the office holder of his duty of loyalty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

o a breach by the office holder of his duty of care if the breach was done intentionally or recklessly;

o any act or omission done with the intent to derive an illegal personal benefit; or

o        any fine levied against the office holder.

                  In addition, under the Companies Law, indemnification of, and procurement of insurance coverage for, our office holders must be approved by our audit committee and our board of directors and, in specified circumstances, by our shareholders.

                  We have agreed to indemnify our office holders to the fullest extent permitted under the Companies Law. We have obtained directors and officers liability insurance for the benefit of our office holders.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling our company as disclosed above, we have been informed that in the opinion of the Commission the indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

                  Not applicable.

Item 8.  Exhibits

  Exhibit Number     Exhibit
        4.1          Memorandum  of  Association  of  the  Registrant,  as
                     amended,  filed  as  Exhibit  3.1  to the Registrant's
                     Registration  Statement on Form F-1, as amended
                     (Registration No. 333-10752), and incorporated herein by
                     reference.
        4.2          Articles  of  Association  of  the  Registrant, filed  as
                     Exhibit  3.2  to  the  Registrant's Registration  Statement
                     on Form F-1, as amended  (Registration No. 333-10752), and incorporated herein by reference.
        5            Opinion and consent of Goldfarb, Levy,  Eran & Co.
       23            Consent of Kost Forer & Gabbay, Independent Accountants.
       24            Power of Attorney.  Reference is made to page II-6 of this
                     Registration Statement.
       99.1          Radware Ltd. 2002 Employee Share Purchase Plan.



Item 9.  Undertakings

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2002 Employee Share Incentive Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel on this __ day of May, 2003.

                                 RADWARE LTD.


                             By: /S/ Yehuda Zisapel
                                 --------------------------------
                                 Yehuda Zisapel
                                 Chairman of the Board of Directors

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Radware Ltd., an Israeli corporation, do hereby constitute and appoint Yehuda Zisapel, Chairman of the Board of Directors, and Roy Zisapel, President and Chief Executive Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                       Title                                   Date
/S/ Yehuda Zisapel
------------------        Chairman of the Board of Directors        May 13, 2003
Yehuda Zisapel




/S/ Roy Zisapel          Chief Executive Officer, President         May 13, 2003
-----------------        and Director Principal Executive Officer)
Roy Zisapel






/S/ Meir Moshe           Chief Financial Officer                    May 13, 2003
----------------         (Principal Financial and Accounting Officer)
Meir Moshe




/S/ Yiftach Atir         Director                                   May 13, 2003
-----------------
Yiftach Atir




/S/ Avigdor Willenz      Director                                   May 13, 2003
-------------------
Avigdor Willenz




/S/ Christopher McCleary   Director                                 May 13, 2003
----------------------
Christopher McCleary




/S/ Liora Katzenstein     Director                                 May 13, 2003
---------------------
Liora Katzenstein


Authorized Representative in the United States

RADWARE INC.


/S/ Roy Zisapel                                                    May 13, 2003
---------------
By: Roy Zisapel

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                                  RADWARE LTD.

KL2:2210227.1
                                  EXHIBIT INDEX


  Exhibit Number     Exhibit
        4.1          Memorandum  of  Association  of  the  Registrant,  as
                     amended,  filed  as  Exhibit  3.1  to the Registrant's
                     Registration  Statement on Form F-1, as amended
                     (Registration No. 333-10752),  and incorporated herein by
                     reference.
        4.2          Articles  of  Association  of  the  Registrant, filed  as
                     Exhibit  3.2  to  the  Registrant's Registration  Statement
                     on Form F-1, as amended  (Registration No. 333-10752), and incorporated herein by reference.
        5            Opinion and consent of Goldfarb, Levy Eran & Co.
       23            Consent of Kost Forer & Gabbay, Independent Accountants.
       24            Power of Attorney.  Reference is made to page II-6 of this
                     Registration Statement.
       99.1          Radware Ltd. 2002 Employee Share Purchase Plan.

                OPINION AND CONSENT OF GOLDFARB, LEVY, ERAN & CO.



                                  May 13, 2003

Radware Ltd.
22 Raoul Wallenberg St.
Tel Aviv 69710, Israel

                  Re: Radware Ltd. - Registration Statement for Offering of 300,000 Ordinary Shares

Dear Ladies and Gentlemen:

                  We have acted as Israeli counsel to Radware Ltd., an Israeli company (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of 300,000 of the Company's ordinary shares reserved for issuance under the Company's 2002 Employee Share Purchase Plan (the "Plan").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

                  We have reviewed such corporate records, other documents and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion. Based on such review, we are of the opinion that, all necessary corporate proceedings of the Company have been duly taken to authorize the issuance of the shares under the Plan pursuant to Israeli law, and that the shares being registered in accordance with the Registration Statement, when issued in accordance with the Plan (and the consideration therefor received) will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

                  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters.

                                Very truly yours,


                                /S/ Goldfarb, Levy, Eran & Co
                                -----------------------------
                                Goldfarb, Levy, Eran & Co.

                                                                  EXHIBIT 23

             CONSENT OF KOST FORER & GABBAY, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Radware Ltd. 2002 Employee Share Incentive Plan of our report dated January 31, 2003 with respect to the financial statements of Radware Ltd. included in Radware Ltd.'s annual report on Form 20-F for the year ended December 31, 2002, filed with the Securities and Exchange Commission on April 2, 2003.



/S/ Kost Forer & Gabbay
-----------------------
Kost Forer & Gabbay
Certified Public Accountants (Israel)
A member of Ernst & Young Global

May 13, 2003

                                                              EXHIBIT 99.1
                                  RADWARE LTD.

                        2002 EMPLOYEE SHARE PURCHASE PLAN


1.       Purpose

         The purpose of this Plan is to provide employees of the Company and its Designated Subsidiary with an opportunity to purchase Ordinary Shares of the Company through accumulated payroll deductions.

2. Definitions.

                    (a) "Board" means the Board of Directors of the Company.

                    (b) "Ordinary Shares" means the ordinary shares, NIS 1.0 par value, of the Company.

                    (c) "Company" means RADWARE Ltd., an Israeli company whose registered office is at Tel Aviv, Israel, or any successor company.

                    (d) "Compensation" means the fixed salary or wage paid by the Company to an Employee as reported to the Israeli Income Tax Authority, including an Employee's portion of salary deferral contributions to Executives' Insurance and Advanced Studies Fund, but excluding payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions, severance pay, foreign service pay, expense reimbursements, any credit or benefit under any employee plan and any other compensation.

                   (e) "Designated Subsidiary" means any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in this Plan.

                   (f) "Employee" means any individual who is an employee of the Company or a Designated Subsidiary whose customary employment with the Company or its Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year except (i) any such person who is prohibited by applicable law from participating in this Plan and (ii) with respect to Israeli Participants, subject to the provisions of Section 11(d) hereof.. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the Employee is on sick leave or other leave of absence approved by the Company or Subsidiary. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

                  (g) "Exercise Date" means the Trading Day prior to the date six (6) months, twelve (12) months, eighteen (18) months or twenty-four (24) months after the Offering Date on each Offering Period.

                  (h) "Exercise Period" means a period commencing on an Offering Date or on the Trading Day after an Exercise Date and terminating on the Trading Day prior to the date six (6) months later.

                  (i) "Fair Market Value" per Ordinary Share as of a particular date shall mean the closing price per Ordinary Share on such date as reported on the National Association of Securities Dealers Automated Quotation National Market System (or on such other recognized market or quotation system on which the trading prices of the Ordinary Shares are traded or quoted at the relevant time).

                  (j) "Offering Date" means the first Trading Day of each Offering Period of this Plan.

                 (k)"Offering Period" means, subject to Section 4 of this Plan, a period of twenty-four (24) months consisting of four (4) six-month Exercise Periods during which options granted pursuant to this Plan may be exercised.

                 (l) "Parent" means a corporation, domestic or foreign, which holds, directly or indirectly, not less than fifty percent (50%) of the voting shares of all classes of shares of the Company.

                 (m) "Participant" means any Employee subscribing to this Plan in accordance with Section 5 of this Plan.

                 (n) "Plan" means this 2002 Employee Share Purchase Plan, as amended from time to time.

                (o) "Subsidiary" means a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares of all classes of shares are held, directly or indirectly, by the Company at the time of granting an option hereunder, whether or not such corporation now exists or is hereafter organized or acquired by the Company.

                (p) "Trading Day" means a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

3.                Eligibility.

         (a) Any Employee who shall be employed on the date his or her participation in this Plan is effective shall be eligible to participate in this Plan, subject to limitations imposed by law. Notwithstanding the foregoing, an individual, who is otherwise eligible to participate in this Plan but who is on an Insurance Leave (as defined in Section 11(d) below) during an Exercise Period shall be eligible to be a Participant in accordance with the provisions of Section 11(d) hereunder.

         (b) Any provisions of this Plan to the contrary notwithstanding, no Employee shall be granted an option under this Plan (i)if, immediately after the grant, such Employee would own shares and/or hold outstanding options to purchase shares possessing ten percent (10%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary or Parent of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries and Parent to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. Any amounts received from an Employee which cannot be used to purchase Ordinary Shares as a result of this limitation will be returned as soon as practicable to the Employee without interest.

4. Offering Periods.

         The Plan shall be implemented by overlapping twenty-four (24) month Offering Periods with the first Offering Period commencing on November 26, 2002, and a new Offering Period commencing on the first Trading Date following the first Exercise Date of each previous Offering Period and ending on the last Trading Day on or prior to the second anniversary of such commencement date. This Plan shall continue thereafter until terminated in accordance with Section 20 hereof. Subject to he requirements of Section 20, the Board shall have the power to change the duration and/or frequency of Offering Periods with respect to future offerings and shall use its best efforts to notify Employees of any such change at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. For these purposes, the automatic transfer to a "Low Price Offering Period" described in Section 10 of this Plan shall not be a change in the duration of an Offering Period. Furthermore, the Board may adjust the duration of the first Offering Period (up to but not exceeding 27 months) to reflect the timing of this Plan's implementation, provided that such adjustment is announced to Participants prior to the first Exercise Date under this Plan.

5. Participation.

                  (a) An eligible Employee may become a Participant by completing a subscription agreement authorizing payroll deductions on a form provided by the Company and filing it with the Company's payroll office at least two (2) business days prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period. If a Participant has not filed a subscription agreement for the applicable Offering Period at a timely fashion, he or she shall be deemed to have elected not to participate in such offering. Refraining from participating in any offering shall not limit nor prevent a Participant from participating in any successive offering.

                  (b) Payroll deductions for a Participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 11.

6.       Payroll Deductions.

(a) At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount no less than one percent (1%) and not more than ten percent (10%) of his or her Compensation (only full numbers without fractions), and may amount to ten percent of his or her aggregate Compensation during said Offering Period.
                  For the avoidance of doubt, deductions will be made off Employees' net salary (after taxes).

                  (b) All payroll deductions made by a Participant shall be credited to his or her account under this Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

                  (c) A Participant may discontinue his or her participation in this Plan as provided in Section 11, or may change the rate or amount of his or her payroll deductions during the Offering Period (within the limitations of Section 6(a)) by competing and filing with the Company a new subscription agreement authorizing such change in the rate of deduction; provided, however, that a Participant may not change the rate or amount of his or her payroll deductions more than once in any Exercise Period. Provided that the new authorization is received by the Company more than five (5) business days in advance of the start of the next payroll period, (the next payday) the change in rate shall be effective at the next payroll only as to Compensation accrued following such effectiveness. Subject to the limitations of Section 6(d), a Participant's subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in Section 11.

                  (d) To the extent permitted by applicable law, all tax consequences arising from the grant or exercise of any option, from the payment for ordinary shares or from any other event or act, hereunder, shall be borne solely by the Participant. The Company and/or its Subsidiaries and/or Parent shall withhold taxes according to the requirements of any applicable laws, rules, and regulations, including withholding taxes at source. At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Ordinary Shares issued under this Plan is disposed of, the Participant must make adequate provision for the Company's tax withholding obligations, if any, , which arise upon the exercise of the option or the disposition of the Ordinary Shares. At any time, the Company may, but will not be obligated to, withhold from the Participant's Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Ordinary Shares by the Employee. Furthermore, the Participant shall agree to indemnify the Company and/or its Subsidiaries and/or Parent and hold them harmless against and from any and all liability for any such tax or interest or penalties thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.


7. Grant of Option.

         On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the per share option price) up to a number of shares of the Company's Ordinary Shares determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Ordinary Shares on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Ordinary Shares on the Exercise Date, provided, however that the maximum number of shares the Participant is entitled to purchase in each Exercise Period shall not exceed 10,000. Exercise of each option during the Offering Period shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 11, and each option shall expire at midnight on the last day of the applicable Exercise Period.

8. Exercise of Option.

         Unless a Participant withdraws from this Plan as provided in Section 11, his or her option for the purchase of shares will be exercised automatically on each Exercise Date of the Offering Period, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable option price with the accumulated payroll deductions in his or her account, all in accordance with
         Section 7 hereinabove. No fractional shares will be purchased and any amount remaining in the Participant's account after an Exercise Date shall be held in the account until the next Exercise Date of the Offering Period, unless the Offering Period has been oversubscribed or has terminated with such Exercise Date, in which case such amount shall be refunded to the Participant. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

9. Delivery.

         As promptly as practicable after the Exercise Date of each Exercise Period, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a Participant's account under this Plan after a purchase by him or her of shares at the termination of each Exercise Period which is insufficient to purchase a full share of Ordinary Shares of the Company shall be applied to the Participant's account for the next Exercise Period.

10. Automatic Transfer to Low Price Offering Period.

         In the event that the Fair Market Value of the Company's Ordinary Shares is lower on an Exercise Date than it was on the first Offering Date for that Offering Period, all Employees participating in this Plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period 5 business days after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date. A Participant may elect to remain in the previous short Offering Period by filling a written statement declaring such election with the Company no more than 5 business days prior to the time of the automatic change to the new Offering Period.

11. Withdrawal; Termination of Employment.

                  (a) A Participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under this Plan by giving written notice to the Company at least seven (7) days prior to the applicable Exercise Date, pursuant to a form to be provided by the Company. All of the Participant's payroll deductions credited to his or her account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal and such Participant's remaining option or options for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement.

                  (b) Upon a Participant's ceasing to be an Employee prior to an Exercise Date for any reason, including retirement or death, or upon termination of a Participant's employment relationship (as described in Section 2(g)), the payroll deductions credited to such Participant's account during the Exercise Period but not yet used to exercise the option will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 16 of this Plan, and such Participant's remaining option or options will be automatically terminated. Such termination shall be deemed a withdrawal from this Plan.

                  (c) A Participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the Participant withdraws.

         (d) With respect to Israeli Participants, notwithstanding anything to the contrary in the Plan, if during any Exercise period, any portion of the Participant's Compensation shall be paid to such Participant directly by the Israel's National Insurance System ("Bituach Leumi") (such period during which payments are made by National Insurance System being referred to as an "Insurance Leave"), the rate of payroll deduction for such Participant shall automatically be reduced to 0% (the "Reduced Rate of Deduction") as of the effective date of the Insurance Leave, unless a Participant gives a written notice of withdrawal to the Company as provided hereinabove. At such time as the Insurance Leave terminates and the Company resumes paying such Participant's salary directly, the Reduced Rate of Deduction shall continue to apply unless and until the Participant makes changes to the rate of deduction pursuant to Section 6(c) above.

                  (e) Neither the Plan nor the participation of a Participant in the Plan shall impose any obligation on the Company to continue the employment of any Participant, and nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company, or restrict the right of the Company to terminate such employment at any time.

12. Interest.

         No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in this Plan or any assets held in the Participant's account.

13. Shares.

                  (a) The maximum number of Ordinary Shares of the Company which shall be made available for sale under this Plan shall be 300,000 Ordinary Shares subject to adjustment upon changes in capitalization of the Company as provided in Section 19 of this Plan. If on a given Exercise Date the number of Ordinary Shares with respect to which options are to be exercised exceeds the number of Ordinary Shares then available under this Plan (after deduction of all Ordinary Shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the Ordinary Shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determined to be equitable. In such event, the Company shall give written notice of such reduction of the number of Ordinary Shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary. Any amounts remaining in an Employee's account which have not been applied to the purchase of Ordinary Shares pursuant to this Section 13 shall be refunded on or promptly after the applicable Exercise Date.

                  (b) A Participant will have no interest or voting right in Ordinary Shares covered by his or her option until such option has been exercised.

                  (c) Ordinary Shares to be delivered to a Participant under this Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14.      Administration.

         The Plan shall be administered by the Board or, subject to applicable law, a committee appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of this Plan, and to adjudicate all disputed claims filed under this Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in this Plan, provided that:

                  (a) Members of the Board who are eligible to participate in this Plan may not vote on any matter affecting the administration of this Plan or the grant of any option pursuant to this Plan.

                  (b) If a committee is established to administer this Plan, no member of the Board who is eligible to participate in this Plan may be a member of the committee.

         To the extent that the committee is not authorized to take action pursuant to Section 112 of the Israeli Companies Law 5759-1999 or any applicable law, the Board shall serve as the administrator of the Plan with respect to such action. Notwithstanding the above, the Board shall automatically have authority if no committee shall be constituted or if such committee shall cease to operate for any reason.

         No member of the Board and/or the committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members of the Board and/or the committee shall be indemnified and held harmless by the Company with respect to any such action, determination or interpretation.


15. Designation of Beneficiary.

                  (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under this Plan in the event of such Participant's death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under this Plan in the event of such Participant's death prior to the Exercise Date of the Offering Period.

                  (b) Such designation of beneficiary may be changed by the Participant at anytime by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.      Transferability.

         Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11.

17. Use of Funds.

         All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. Reports.

         Individual accounts will be maintained for each Participant in this Plan. Statements of account will be given to participating Employees annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization.

         Subject to any required action by the shareholders of the Company, the number of shares of Ordinary Shares covered by each option under this Plan which has not yet been exercised and the number of shares of Ordinary Shares which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the "Reserves") as well as the price per share of Ordinary Shares covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Ordinary Shares resulting from a stock split, reverse stock split, stock dividend, combination, reclassification or any other increase or decrease in the number of Ordinary Shares effected without receipt of any conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Ordinary Shares subject to an option.

         In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under this Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least thirty
         (30) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 11. For purposes of this paragraph, an option granted under this Plan shall be deemed to be assumed if, following the sale of assets or merger the option confers the right to purchase, for each share of option shares subject to the option immediately prior to the sale of assets or merger the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Ordinary Shares for each share of Ordinary Shares held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Ordinary Shares); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the sale of assets or merger.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the reserves, as well as the price per share of Ordinary Shares covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Ordinary Shares, and in the event of the Company being consolidated with or merged into any other corporation.

20.      Amendment or Termination

                  (a) The Board may at any time and for any reason terminate or amend this Plan. Except as provided in Section 19, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of this Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with applicable law, including the Israeli Income Tax Ordinance (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required, if required. In case shareholders approval of this Plan is required as provided herein, and in the event that this Plan is not duly approved by the shareholders of the Company by the end of the first Exercise Period of the first Offering Period, this Plan shall terminate.

                  (b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board (or its committee, subject to applicable law) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than NIS, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Ordinary Shares for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee, subject to applicable law) determines in its sole discretion advisable which are consistent with this Plan.

     (c) Participation in the Plan, as evidenced by delivery of a subscription agreement, shall be deemed to constitute an acknowledgment by the Participant that any amendment, termination, suspension or discontinuation of the Plan by the Company shall not be deemed to constitute a "material worsening" of the terms of Participant's employment, and will not give rise to any right to terminate Participant's employment or to claim constructive termination.


21. Notices.

         All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares.

         Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan.

         The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue for a term of ten (10) years unless sooner terminated under the provisions of Section 20.

                                    EXHIBIT A

                                  RADWARE LTD.

                        2002 EMPLOYEE SHARE PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT


Original Application                    Offering Date: ________________________

Decrease in Payroll Deduction Rate




1. __________________________ hereby elects to participate in the Radware Ltd. 2002 Employee Share Purchase Plan (the "Share Purchase Plan") and subscribes to purchase shares of the Company's Ordinary Shares in accordance with this Subscription Agreement and the Share Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ___% of my Compensation on each payday (not to be less than 1% and not to exceed 10%) during the Offering Period in accordance with the Share Purchase Plan. (Please note that no fractional percentages are permitted). Such deductions are to continue for succeeding Offering Periods under the Share Purchase Plan until I give written instructions for a change in or termination of such deductions.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Ordinary Shares at the applicable purchase price determined in accordance with the Share Purchase Plan. I further understand that, except as otherwise set forth in the Share Purchase Plan, shares will be purchased for me automatically on each Exercise Date of the Offering Period unless I otherwise withdraw from the Share Purchase Plan by giving written notice to the Company for such purpose.

4. Shares purchased for me under the Share Purchase Plan should be issued in the name(s) of: __________________________________________________
         _____________________________________________________________________

5. I acknowledge that any taxes imposed in connection to the Share Purchase Plan shall be borne by me. I further acknowledge that the Company and/or its Subsidiaries and/or Parent shall withhold taxes according to the requirements of any applicable laws, rules, and regulations, including withholding taxes at source. I hereby agree to indemnify the Company and/or its Subsidiaries and/or Parent and hold them harmless against and from any and all liability for any such tax or interest or penalties thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to me.



 6. I have received a copy of the complete "Radware Ltd. 2002 Employee Share Purchase Plan." I understand that my participation in the Share Purchase Plan is in all respects subject to the terms of the Share Purchase Plan.


7. I acknowledge that any amendment, termination, suspension or discontinuation of the Plan by the Company shall not be deemed to constitute a "material worsening" of the terms of my employment, and will not give rise to any right to terminate my employment or to claim constructive termination.






Employee's ID Number: ________________________________________________________

Employee's Address: __________________________________________________________

------------------------------------------------------------------------------

------------------------------------------------------------------------------

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.


Dated:________________________________________________________________________
                              Signature of Employee

                                    EXHIBIT B

                                  RADWARE LTD.

                        2002 EMPLOYEE SHARE PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


The undersigned Participant in the Offering Period of the Radware Ltd. 2002 Employee Share Purchase Plan which began on November 30, 2002 (the "Offering Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as possible all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her remaining option or options for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                   Name and Address of Participant

                                   ---------------------------------------

                                   ---------------------------------------

                                   ---------------------------------------

                                    Signature
                                    ---------------------------------------

                                    Date: _________________________________

                                    EXHIBIT C


                                  RADWARE LTD.

                        2002 EMPLOYEE SHARE PURCHASE PLAN

                       NOTICE OF SALE OR OTHER DISPOSITION




To:                                                           RADWARE Ltd.
====================================
------------------------------------
Attn:_______________________________


____________________________________This notice is to inform the Company of sales or other dispositions of shares acquired under the 2002 Employee Share Purchase Plan (the "Plan"), so that the Company can fulfill its tax reporting obligations. This form must be completed and submitted to the Company whenever you sell shares acquired under the Plan, even if you no longer are employed by the Company. If you need assistance in completing this form, contact Lea Goldberg.

1. Employee Name: ___________________________________________________________

2. Number of Shares Sold or Disposed of: ____________________________________

3. Date(s) these Shares were purchased under the Plan: ______________________

4. Date of Sale or other Disposition: _______________________________________

5. Type of Disposition: Sale __ Gift __ Other (describe) __

6. Price per Share at Sale or Disposition: $________________________________
--

7. Amount Received on Sale or Disposition: $__________________________________



---------------
Employee Signature